Exhibit 10.4
Form SB-2
Skypath Networks, Inc.




[GRAPHIC OMITTED]



                          WHOLESALE SERVICES AGREEMENT

                                     BETWEEN

                         CHOICE ONE COMMUNICATIONS, INC.


                                       AND


                                     Skypath



                                  July 12, 2002

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                                Table of Contents


ARTICLE

1.    Definitions 2. Service
3.    Special Equipment Requirements
4.    Billing and Payment
5.    Forecasts
6.    Maintenance and Repair of Service
7.    Equipment and Installation
8.    Warranties and Network Standards
9.    Indemnification
10.   Default
11.   Limitation of Liability
12.   Credit Allowances for Interruptions of Services
13.   Confidential Information
14.   Term and Renewal Options
15.   Termination for Convenience
16.   Effect of Termination
17.   Force Majeure
18.   Impositions
19.   Regulations
20.   Miscellaneous
21.   Assignability
22.   Notices
23.   Dispute Resolution
24.   Acceptable Use and Security Policy


EXHIBITS

Exhibit A:  Pricing
Exhibit B:  Service Order Forms, Procedures and Intervals
Exhibit C:  Choice One Regional Switching Centers
Exhibit D:  Inside Wire Specifications
Exhibit E:  Demand Forecast


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     THIS   AGREEMENT   is  made  and  entered   into  this   ________   day  of
______________________, 2001 by and between Skypath Inc., a Delaware corporation (hereinafter referred to as "Skypath,Inc"), whose principal place of business is at and Choice One Communications, Inc., a Delaware corporation (hereinafter referred to as "Choice One"), whose principal place of business is at 100 Chestnut Street, Suite 700, Rochester, New York 14604. Skypath,Inc and Choice One are individually referred to as "Party" and collectively referred to herein as "Parties."

WITNESSETH:

     WHEREAS, Choice One owns and operates telecommunications facilities and is in the business of providing dedicated transport services; and

     WHEREAS, Choice One desires to provide digital subscriber link ("DSL") and Internet access services to Skypath,Inc on Choice One facilities pursuant to certain terms and conditions set forth in this Agreement; and

     WHEREAS,   Skypath,Inc   desires   to  have   Choice   One   provide   such
telecommunications   services  to  Skypath,Inc  for   Skypath,Inc's   resale  to
Skypath,Inc's End-Users; and


NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties hereby mutually agree as follows:

     ARTICLE I - DEFINITIONS

     The terms used in this Agreement shall have their normal or common meaning, except that the following terms shall have the following meanings for the purpose of this Agreement:

(a) Agreement. "Agreement" shall mean this Wholesale Services Agreement, including the attached schedules, appendices and exhibits.

(b) Circuit. "Circuit" shall mean the individual telecommunications facility included as part of the DSL Service. Unless otherwise specified, the term "circuit" shall refer to the facility connecting the end-user demarcation point with the Choice One End-Office.

(c) MVL. "MVL" shall refer to Multiple Virtual Line, the DSL technology developed by Paradyne and used with the Paradyne 6310 DSL modem. With MVL DSL, the upstream speed is equal to the downstream speed.

(d) Demarc. "Demarc" shall mean the demarcation point or the point of interconnection between telephone company communications facilities and terminal equipment, protective apparatus or wiring at the Skypath,Inc's or an End-User's premises.

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(e) DSLAM.  "DSLAM" shall refer to a Digital Subscriber Line Access Multiplexer, the equipment owned by Choice One and located in the Choice One End Offices which enables DSL Service by making use of the additional available bandwidth of a copper line.

(f) End-Office. "End-Office" shall refer to the ILEC central office facility, serving the End-User, in which Choice One has co-located DSLAM equipment.

(g) End-User. "End-User" shall mean a user to whom Skypath,Inc will provide telecommunications services utilizing, in part, the Services provided by Choice One to Skypath,Inc under this Agreement.

(h) FOC. "FOC" shall mean Firm Order Confirmation. This is the form provided by the ILEC indicating the date when ordered circuits will be installed.

(i) ILEC. "ILEC" shall mean the Incumbent Local Exchange Carrier, such as Bell Atlantic or Frontier Telephone of Rochester.

(j) ISP. "ISP" shall refer to an Internet Service Provider, i.e., a company that provides access to the Internet.

(k) Network. "Network" shall mean the telecommunications network of one of the Parties, as the context of the provision requires or as contemplated under this Agreement.

(l) Planned Service Outage. "Planned Service Outage" shall mean any Service Outage caused by scheduled maintenance or planned enhancements or upgrades to the Choice One Network.

(m) Point of Termination. "Point of Termination" shall mean the point at which Choice One's responsibility to provide equipment and Service ends and where Skypath,Inc's or Skypath,Inc's End-Users' responsibilities begin. The Point of Termination is identified in the applicable Service Order as the demarcation panel to which Choice One cross-connects, which panel is located within an End-User site.

(n) Premises. "Premises" shall mean the address to which Service is provided, identified as a Point of Termination on the Service Order.

(o) Regional Switching Center. "Regional Switching Center" shall mean the Choice One facility where the Choice One data switching equipment is located.

(p) Service. "Service" or "DSL Service" shall mean Choice One-provided dedicated Digital Subscriber Link, as agreed to by Skypath,Inc and Choice One, as further described in Article 2 and as specifically identified on a Service Order. Unless otherwise specified, Service shall be defined to include the DSL Circuits and Internet Service collectively.

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(q) Service Order. "Service Order" shall mean the capacity order for DSL Service which delineates the type of Service, location served, Point of Termination, protocols, Circuit term, requested Start of Service Date and other information specific to the applicable capacity order. The parties agree to utilize Service Orders in the format set forth in Exhibit B, which shall be the best but not the only form of Service Order. An order for Service is deemed valid if transmitted by electronic means or facsimile message, notwithstanding the absence of a signature by Skypath,Inc's representative.

(r) Service Outage. "Service Outage" shall mean a disruption or degradation of Service as set forth in Article 12.

(s) Start of Service Date. "Start of Service Date" for Service shall be the later of: (i) the date the Circuit (for DSL Lines) is installed and is tested as fully operational by Choice One; and with LOA being advised in writing by Choice One as such cisrcuit has been installed and tested as fully operational . (ii) in the event Skypath,Inc notifies Choice One within twenty-four (24) hours after the Circuit has been installed that the Circuit does not conform to the specifications required in this Agreement, the date the Circuit fully conforms to the required specifications.

(t) "Trouble" is defined as a degradation in Service, an interruption in Service, or the initiation of a trouble ticket by Skypath,Inc with Choice One.

ARTICLE 2 - SERVICE

2.1 Choice One Provided Services. The Services provided to Skypath,Inc under this Agreement are set forth in the following subsections:

2.1.1 Choice  One  shall  provide   Skypath,Inc   with  DSL  Circuits,  Internet
     bandwidth, and other necessary or associated telecommunications facilities or equipment to connect Skypath,Inc's End-Users with the Internet.

2.1.2 For each DSL Circuit, Choice One shall place an order with the ILEC for a copper loop from the Demarc of the End-User to the nearest Choice One End Office, which will be co-located within the serving wire center of the ILEC. Choice One will work with the ILEC and Skypath,Inc to coordinate installation of the line and connect it to the Choice One DSLAM equipment in the End Office.

2.1.3 Choice One will provide the connectivity between the Choice One End Office and the Choice One Regional Switching Center over common trunking referred to as Inter-Office Facilities ("IOF"). Choice One shall be responsible for ensuring that there are sufficient IOF trunks to accommodate the data traffic for Skypath,Inc's End-Users, as defined by the traffic forecasts provided by Skypath,Inc.

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2.1.4 Choice One  agrees  to offer  and,  if  ordered  by  Skypath,Inc,  provide
     Skypath,Inc and, thus, Skypath,Inc's end-users with inside wire services as part of the installation process for DSL service. The purpose of this inside wire service is to extend the point of connection for the DSL modem from the telco demarcation point to an RJ11 jack mounted on a wall in the end user's location that is remote from the demarcation point. This service will be provided by Choice One or designated Choice One contractors at a commercial location as specified in Exhibit D. Charges for this service are set forth in Exhibit A.

2.1.5 Choice One shall route all of Skypath,Inc's DSL Circuits to the Internet using IP addresses assigned by Choice One to Skypath,Inc.

2.2 Service Ordering Procedures (Initial, Add, Modify, or Disconnect). Choice One shall initiate, add, modify, or disconnect DSL Service to Skypath,Inc's End-Users, in accordance with the following procedures, and as further delineated on Exhibit B attached hereto, which may be modified by Choice One from time to time, and the terms and conditions incorporated hereby:

     (a) Skypath,Inc shall order DSL Circuits by submitting a DSL circuit order to Choice One using the Wholesale DSL Line Order Form attached to Exhibit B which Choice One may modify from time to time. Until such time as Choice One makes an electronic order system available to Skypath,Inc, these orders shall be submitted via fax or e-mail of the form to a contact point designated by Choice One. If a standard electronic format becomes available to transmit Service Orders from Skypath,Inc to Choice One, this vehicle will be the preferred method of order submission, and Skypath,Inc will make best efforts to submit orders in this manner.

     (b) For each order, Skypath,Inc shall be responsible to determine the estimated wire distance from the End-User's location to the nearest
          DSL-ready Choice One End Office using the on-line mapping system provided by Choice One.

     (c) Choice One shall order a copper loop to the End-User's Demarc. If an End-User is not within the loop distance limitation for DSL service, as defined by the ILEC (the Verizon limit is 18,000 feet) from a Choice One End Office, special line conditioning or construction costs may apply. Choice One will notify Skypath,Inc in writing if these special non-recurring charges will apply. These special costs shall be the responsibility of Skypath,Inc. If these additional non-recurring charges apply and Skypath,Inc elects to pay the additional non-recurring  costs to have a copper  loop  greater  than 18,000 feet

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          from the Choice One End-Office,  then Choice One will pass the charges through to Skypath,Inc on a monthly invoice.

     (d)

     (e) Upon receipt from the ILEC, Choice One will notify Skypath,Inc of the qualification status of the Service Order and scheduled delivery date. Skypath,Inc will arrange to have the DSL modem delivered to the
          End-User's location either directly or through a third party contractor. If the ILEC notifies Choice One that the line is not qualified for conditioning, the Service Order will be returned to Skypath,Inc.

     (f) Choice One will assign at least one static IP address per DSL line and communicate these assignments back to Skypath,Inc prior to delivery of the DSL circuit. Up to four additional IP addresses will be provided as needed upon request at no additional cost. For requests of more than five total IP addresses per line, Skypath,Inc must provide Choice One with accompanying justification.

     (g) Upon delivery of the Circuit, Choice One will test the ordered bandwidth and maximum available bandwidth of the Circuit between the DSL modem and the DSLAM once the DSL modem is installed at the End-User premises. If the ordered bandwidth cannot be achieved, the Circuit will be set at the maximum speed on the price schedule in Exhibit A which can be reached. Provided that speed is no lower than the "minimum acceptable speed" specified on the order the monthly recurring charge for the DSL Circuit will be based upon this lower speed. If the maximum available speed is less than the "minimum acceptable speed" specified in the Service Order, Skypath,Inc will also have the option of declining that circuit with no termination charges.

     (h) Choice One will program the Choice One router/switch to connect each of Skypath,Inc's DSL Circuits with the Internet. The DSL Circuit shall be considered installed when the Circuit is tested successfully from the End-User's demarcation point to the Internet.

     (i) Billing for each DSL Circuit will commence with the Start of Service Date.

2.3  Scope Of Service

     (a) The scope of this Agreement is currently limited to Service within the markets served by Choice One, as listed on Exhibit C attached hereto and as modified from time-to-time by Choice One.

     (b) The pricing and terms set forth in this Agreement apply only to Service available from DSL-ready Choice One End Offices served by Choice One IOF trunks. Any special network configurations or extensions to provide DSL service to locations not serviceable from a DSL-ready Choice One End Office shall be governed by additional

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          pricing,  terms and conditions  mutually  agreed to by the parties and set forth in an Amendment to this Agreement.

     (c)  Due  to  varying  costs   associated   with   different   tariffs  and
          interconnection agreements, DSL costs may not be the same across all markets. Pricing for all DSL lines is outlined in Exhibit A.

     (d) Skypath,Inc may elect to transition to its own Internet bandwidth connection with its own IP addresses. If this option is chosen, the line pricing will be adjusted and the connectivity will be governed by additional terms and conditions mutually agreed to by the Parties and set forth in an Amendment to this Agreement. Choice One will work cooperatively with Skypath,Inc to ensure a smooth transition to their service. Additional non-recurring charges for the transition will apply.

     (e) Services provided under this Agreement do not include e-mail, news services, Domain Name System (DNS) transfer or registration, or end-user technical support. These services shall be the responsibility of Skypath,Inc.

2.4  Skypath,Inc Resale Of Services

     A. Choice One understands that LOA will be reselling to its end users the services provided here under upon such terms and conditions as LOA deems fit and proper in conformance with this agreement. LOA will not use the Choice One name, logo or trademark in any advertising, marketing materials, sales literature or written communications to end-users or prospective end users without the express written permission of Choice One, which will not be unreasonably witheld.

     B. Choice One agrees that the end user is a customer of LOA not a customer of Choice One.


     C. Choice One will ensure that no information obtained through this relationship will be shared within Choice One for the purpose of soliciting Skypath,Inc's End-Users, unless otherwise agreed to in writing by the Parties.

     D. In the event of termination of this Agreement due default for failure to meet payment obligations set forth in Article 4, Choice One shall have the right to directly solicit Skypath,Inc's end-users upon 15 days prior written notification.


ARTICLE 3 - SPECIAL EQUIPMENT REQUIREMENTS

Any  special   interface   equipment   or   facilities   necessary   to  achieve
compatibility, if required because of End-User equipment between telecommunications equipment of Choice One and facilities of the EndUser, shall be at Skypath,Inc's expense unless otherwise agreed. Choice One shall not be

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required to provide any such equipment.  Such equipment  (collectively  referred herein as "CPE") shall include, but not be limited to, the DSL modem, End-User router, and End-User's LAN bridge. Skypath,Inc, or their third party contractor shall be responsible for any work or cost associated with CPE installation or CPE programming.

ARTICLE 4 - BILLING AND PAYMENT

4.1 As compensation for the Services provided by Choice One, Skypath,Inc shall pay the recurring and non-recurring rates and charges set forth herein in Exhibit A attached hereto and/or in the Service Order. Skypath,Inc agrees to pay the appropriate recurring and non-recurring charges for the Services, at the address provided for herein, within thirty (30) days after the invoice date. The Parties shall provide one another with reasonably requested information for bill validation. Choice One shall invoice for all Services rendered within one hundred fifty (150) days of the scheduled billing date or shall forfeit the right to collect such charges. Choice One shall adjust any such charges from the Skypath,Inc's service charges.

4.2 Except for amounts disputed in the manner provided below, interest of one and one-half percent (1.5%) per month, may be charged on any balance not paid within thirty (30) days after the invoice date. If this interest rate exceeds the maximum rate allowable by law, then the interest chargeable shall be equal to the maximum rate allowable by law.

4.3 In the event Skypath,Inc disputes any billing by Choice One, Skypath,Inc shall notify Choice One in writing, providing the billing identification, Circuit number, any trouble ticket number and an explanation for the dispute, and shall nevertheless pay all charges not disputed in this manner within the thirty (30) day period specified above. No charges may be disputed more than thirty (30) days after the date such charges are invoiced. Payment shall not prejudice Skypath,Inc's right to dispute charges, so long as they are disputed in the manner and within the time specified in this section. The parties will cooperate in good faith to resolve any such disputes within sixty (60) days after the dispute is submitted to Choice One. If the dispute is not resolved during this period, either party may seek alternative dispute resolution in accordance with
     Article 23.

4.4  If Skypath,Inc  does not pay undisputed  invoiced charges within the thirty
     (30) day period specified above, Choice One may terminate Service and/or terminate the Agreement unless Skypath,Inc pays such charges within thirteen (13) days after a written termination notice is mailed to the Skypath,Inc postage pre-paid by Choice One. In addition, if Skypath,Inc does not pay undisputed invoiced charges within the thirty (30) day period specified above, Choice One may suspend the processing of any new or change orders until payment is received.

4.5 If a disputed amount is determined to be a legitimate charge, interest of one and one-half percent (1.5%) monthly may be charged on the unpaid balance from the original due date. If this interest rate exceeds the maximum rate allowable by law, then the interest chargeable shall be equal to the maximum rate allowed by law.

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4.6  Monthly  recurring  charges  shall be  invoiced  by Choice One on a monthly basis in advance and non-recurring charges shall be invoiced in arrears. When Service is initiated on other than the first day of the month or terminates on other than the last day of the month, the charge for that month shall be determined by prorating the monthly payment by the number of days during which Service was provided.

4.7  Security clause:

Customer shall initially provide Choice One security in the form of a cash deposit or an irrevocable letter of credit from a financial institution and in a format acceptable to Choice One in the amount of $0 (hereinafter "Security Fund"). After Customer has achieved a monthly billing level of $3,000 or greater, or if Customer does not pay undisputed invoice charges in a timely fashion as outlined in paragraph 4.1, Choice One shall have the right to request and receive an increase in the value of the Security Fund to ensure the value continues at not less than two times the total of Customer's average monthly charges, plus any amount that is in dispute. Unless provided otherwise by federal or state laws, rules or regulations, Choice One is not obligated to begin accepting orders or providing Service, or to continue or increase Service, until the required Security Fund is paid. Choice One shall have the right to withdraw payment from the Security Fund by reduction of the cash deposit or by drawing upon the irrevocable letter of credit in the case of any default involving non-payment of undisputed amounts owed by Customer to Choice One. Such withdrawal from the Security Fund shall not be considered a cure of the default until Customer fully restores the Security Fund to the agreed amount.


4.8 No payments due hereunder are contingent on payments due to either party from its own End-Users. Each party is solely responsible for billing and collection from its End-Users.

4.9 Skypath,Inc is solely response for all Service usage. Claims of fraudulent usage, other than frauds committed by Choice One or Choice One's employees or agents, shall not constitute a valid basis for dispute of Choice One's invoices.

4.10 Beginning with the fourth month following the execution of this Agreement, Skypath,Inc shall be liable for a minimum monthly billing target as set forth in the following schedule:


                   -------------------------------------------
                         Months        Monthly Billing Target
                   -------------------------------------------
                           1-6                   $0
                   -------------------------------------------
                          7-11                 $2,250
                   -------------------------------------------
                          12-15                $4,500
                   -------------------------------------------
                          16-18                $6,750
                   -------------------------------------------
                          19-22                $9,000
                   -------------------------------------------
                          23-24               $11,250
                   -------------------------------------------
                          25-27               $13,500
                   -------------------------------------------
                          28-30               $15,750
                   -------------------------------------------

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     After the Minimum Monthly Billing Target goes into effect, if Skypath,Inc's total net charges for the Services are less than the Minimum Monthly Billing Target in any month, Skypath,Inc shall pay a shortfall surcharge based upon the percentage of the Minimum Charge actually achieved according to the following schedule:


   ----------------------------------------------------------------
   Percentage of Minimum Monthly     Shortfall Surcharge as
   Billing Target                    Percentage of Actual Monthly
                                     Billing
   ----------------------------------------------------------------
                91-99%                            0%
   ----------------------------------------------------------------
                75-90%                            10%
   ----------------------------------------------------------------
                51-75%                            20%
   ----------------------------------------------------------------
                25-50%                            25%
   ----------------------------------------------------------------
                 0-24%                            30%
   ----------------------------------------------------------------

     The shortfall surcharge will be charged as follows:

     1) Actual Monthly Billing / Minimum Monthly Billing Target = Percentage of Monthly Minimum billing Target.

     2) Use the table above to determine the Shortfall Surcharge based on the percentage calculated in paragraph 1.

     3) Actual Surcharge = Actual Monthly Billing * Shortfall Surcharge from table above.

     In calculating Skypath,Inc's total net charges, Choice One agrees that all usage charges, recurring, non-recurring, ancillary fees and like charges, with the exception of applicable taxes, government surcharges, and passed loop conditioning charges, invoiced to Skypath,Inc shall be included for determination of compliance with the Minimum Charge. Choice One shall invoice Skypath,Inc for the shortfall surcharge if the aggregate usage by Skypath,Inc in any month does not attain the Minimum Charge appropriate for that month.

4.11 If Skypath,Inc fails to pay invoiced shortfall within thirty (30) days from the invoice date, Choice One shall be entitled to all recourse set forth in
     Article 4 of this Agreement. Skypath,Inc agrees that invoice shortfalls made pursuant to this Section shall not be deemed a penalty, consequential or indirect damages, and any such argument to that effect is expressly waived.

4.12 Skypath,Inc agrees to pay all costs of collection, including reasonable attorney's fees, incurred by Choice One in the collection of any and all unpaid amounts, including, but not limited to, unmet Monthly Billing Commitments and past due amounts, early termination penalties and breach of contract actions. A fee may be charged for each check returned for insufficient funds.

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                              ARTICLE 5- FORECASTS

5.1 Upon execution of this Agreement, and by the fifteenth of each month thereafter, Skypath,Inc shall provide to Choice One a 90-day forecast of its predicted traffic and circuit needs utilizing the format set forth in Exhibit E.

5.2 Choice One shall take reasonable efforts to provision for this forecast, but in no case shall it have any liability for any failure in provisioning or inadequacy of available circuits should Skypath,Inc's actual traffic exceed its forecast by 15%. In addition, if the Skypath,Inc's business exceeds the most recent forecast by 15 % or if no forecast has been provided, Choice One has no obligation to accept or process orders from Skypath,Inc until Choice One can supplement the network capacity to handle the unexpected increase in data traffic from Skypath,Inc.


                ARTICLE 6 - MAINTENANCE AND REPAIR OF SERVICE

6.1  Performance Monitoring and Reporting.

     (a) Choice One will be responsible for performing surveillance on its major systems to include DSLAM's, digital access and cross connect systems , and multiplexing equipment, routers, switches, and transmission equipment.


     (b) Choice One will make best efforts to localize faults to determine if the fault is occurring with the End-Users' equipment, the DSL Circuit, the Choice One Network, or the Skypath,Inc's equipment or service.

6.2  Maintenance

     (a) Any maintenance required on the Choice One's system or network shall be performed by Choice One or its designated contractors at no additional cost to Skypath,Inc if the failure is due to the failure of facilities or acts of omission on the part of the employees of Choice One.

     (b) Choice One shall be responsible for all maintenance functions on its system and facilities from the End-User demarcation point to the Internet. Choice One scheduled maintenance which is service-affecting will be performed after at least three (3) days notice to Skypath,Inc, except in the case of emergencies, in which case as much notice as is practicable will be given.

     (c) Choice One's weekly scheduled maintenance 4-hour window is Wednesday 12 midnight to Thursday 4 am. Outside of the weekly scheduled maintenance window, any preventative maintenance or service function performed by Choice One on the Choice One's Network which will or could affect service provided by Skypath,Inc to its End-Users will be coordinated and scheduled through Skypath,Inc surveillance system operations center whenever possible. Skypath,Inc shall provide and update a list of Skypath,Inc contacts for maintenance and escalation purposes.

     (d) Choice One is not responsible for the maintenance or monitoring of End-Users' or Skypath,Inc's equipment.

6.3  Trouble Reporting and Repair

     (a) Choice One shall cause to be maintained a twenty-four (24) hours a day, seven (7) days a week point-of-contact for Skypath,Inc to report to Choice One system trouble reports or faults.

     (b) Prior to reporting a trouble to Choice One, Skypath,Inc will make best efforts to ensure that the trouble is not resulting from a problem with the End-User's equipment or with the Skypath,Inc's equipment or service.

     (c) Choice One will investigate the trouble and make best efforts to localize the trouble. If the source of the trouble is believed to be with the ILEC, Choice One will open a trouble ticket with the ILEC and follow-up with the ILEC until the trouble is closed.

     (d) Choice One shall make best efforts to repair troubles and restore service as quickly as possible. Credit for interruption of service will be provided to Skypath,Inc as set forth in Article 12 herein.

     (e) Any repair on the Choice One system or ILEC facilities shall be performed at no additional cost to Skypath,Inc. If a failure is determined to be due to a failure of Skypath,Inc's equipment or service or the End-User's equipment, Choice One reserves the right to charge Skypath,Inc for any dispatched labor by Choice One or its sub-contractors at the rates set forth in Exhibit A, as well as pass through any dispatch costs charged to Choice One by the ILEC. Notwithstanding anything in the Agreement to the contrary, dispatch charges may be increased on thirty (30) days' notice in accordance with changes to the applicable Choice One tariffs specifying such charges.

                    ARTICLE 7 - EQUIPMENT AND INSTALLATION

7.1 Except with respect to equipment and facilities required by Skypath,Inc under Article 3 of this Agreement, i.e. any and all End-User premise equipment, Choice One shall have responsibility to provide, install, maintain, repair, operate and control the telecommunications equipment necessary for its Services and shall pay the cost of purchasing and installing such telecommunications equipment.

7.2 Choice One will provide telecommunications equipment and Service to the Point of Termination. Choice One shall be responsible for the procurement and maintenance of all licenses required for the installation of Choice One's equipment. Skypath,Inc provided equipment space and conduit, if applicable, will be specified in separate and unique collocation agreements and all associated power and space charges shall be at Skypath,Inc's expense.

7.3 Notwithstanding any provision of this Agreement to the contrary, if Skypath,Inc provides its own telecommunications equipment, Choice One shall have no obligation to install, maintain or repair such Skypath,Inc equipment.

7.4 Neither Party shall adjust, align, or attempt to repair, the other Party's telecommunications equipment, except as expressly authorized in advance in writing by the other Party. Neither Party's telecommunications equipment shall be removed or relocated by the other Party.

7.5 Choice One shall be liable for any loss or damage to Skypath,Inc's and/or End-User's telecommunications equipment arising from Choice One's negligence, intentional act or omission to act, unauthorized maintenance or other cause, including theft, within the reasonable control of Choice One, its employees or agents. In the event of any loss or damage to the telecommunications equipment for which Choice One is liable, Choice One shall reimburse Skypath,Inc and/or End-User for the reasonable cost of repair or replacement thereof within thirty (30) days after receipt and subsequent investigation by Choice One of a written request for such reimbursement. Skypath,Inc shall be liable for any loss or damage to Choice One's telecommunications equipment arising from the negligence, intentional act or omission to act, or unauthorized maintenance or other cause, including theft, of Skypath,Inc or their employees or agents. In the event of any loss or damage to the telecommunications equipment for which Skypath,Inc is liable, Skypath,Inc shall reimburse Choice One for the reasonable cost of repair or replacement thereof within thirty (30) days after receipt by Skypath,Inc of a written request for such reimbursement.

                 ARTICLE 8 - WARRANTIES AND NETWORK STANDARDS

8.1 Choice One represents and warrants to Skypath,Inc that Choice One or its subsidiaries has the right to provide Skypath,Inc the Service specified herein, and that Choice One is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms. The Skypath,Inc represents and warrants that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

8.2 Choice One represents and warrants to Skypath,Inc that all Service rendered by it hereunder shall be designed, produced, installed, furnished and in all respects provided and maintained in conformance and material compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement and it shall be responsible for applying for, obtaining and maintaining all registrations and certifications which may be required by such authorities with respect to the Service.

8.3 Choice One represents and warrants to Skypath,Inc that it shall at all times, comply with all relevant provisions of applicable ANSI standards. The Parties agree that if any Party, in its sole discretion, determines that an emergency action is necessary to protect its own Network the Party may block any transmission path over its Network by the other Party where transmissions do not meet the above requirements of such ANSI Standards documents. The Parties further agree that none of their respective obligations to one another under this Agreement shall be affected by any such blockage except that the Party affected by such blockage shall be relieved of all obligations to make payments for charges relating to such Service which is so blocked and that no Party shall have any obligation to the other Party for any claim, judgment or liability resulting from such blockage.

8.4 The warranties and remedies set forth in this Agreement constitute the only warranties and remedies with respect to this Agreement. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

                           ARTICLE 9 - INDEMNIFICATION

9.1 Skypath,Inc shall indemnify, defend and hold harmless Choice One and its wholly-owned subsidiary, employees, directors, officers, consultants, and/or subcontractors from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred by any such indemnitee for any loss or damage suffered by a third party as a result of:

     (i) claims for libel, slander, infringement of copyright or unauthorized use of trademark, trade name or service mark arising out of use of the Service;

     (ii) claims for patent infringement arising from combining or connection of facilities to use Choice One's Network;

     (iii)claims for damage to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of Skypath,Inc; and

     (iv) fraudulent or unlawful usage of the Services by Skypath,Inc or its End-Users.

9.2 Choice One shall indemnify defend and hold harmless the Skypath,Inc and its parent company, affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred by any such indemnitee for any loss or damage suffered by a third party as a result of:

     (i) claims for patent or copyright infringement relating to the equipment or software used by Choice One to provide the Services hereunder; and

     (ii) claims for damages to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of the Choice One.

                              ARTICLE 10 - DEFAULT

10.1 A party shall be deemed in default of this Agreement upon the occurrence of anyone or more of the following events:

     (i) The filing of bankruptcy or making a general assignment for the benefit of creditors;

     (ii) a Party violates any applicable laws, statutes, ordinances, codes or other legal requirements with respect to the Service and such violation(s) are not remedied within thirty (30) days after written notice thereof; or

     (iii)a Party fails to perform its obligations under this Agreement and such nonperformance is not remedied within thirty (30) days after notice thereof, except for payment defaults, for which no cure periods in addition to those described in Section 4.4 herein shall be available.

10.2 In addition to all remedies available at law or in equity, the non-defaulting Party hereunder may terminate this Agreement without incurring any termination liability upon the occurrence of a default, subject to applicable notice and cure periods.

                      ARTICLE 11 - LIMITATION OF LIABILITY

Neither Party shall be liable to the other Party for any indirect, consequential, special, incidental, reliance, or punitive damages of any kind or nature whatsoever (including but not limited to any lost profits, lost revenues, lost savings, or harm to business), regardless of the foreseeability thereof. For purposes of this Agreement, a Party's out-of-pocket costs for damages of the kinds specified in the preceding sentence which are recovered from such Party by a third party shall be deemed to be indirect damages to such Party, except to the extent such damages are a part of claims for which indemnification is due under Article 9. Each Party hereby releases the other Party, its subsidiaries and affiliates, and their respective officers, directors, managers, employees, and agents, from any such claim.

                ARTICLE 12 - CREDIT ALLOWANCES FOR INTERRUPTIONS
                                   OF SERVICES

12.1 In the event that Choice One is unable to restore a portion of the Service as required hereunder, or in the event of a Service Outage, Skypath,Inc shall be entitled to a credit for the prorated monthly charges for the affected circuits for all unplanned Service Outages in excess of twenty-four (24) hours. Choice One will grant a credit allowance for a Service Outage calculated as specified below. A Service Outage will be deemed to have occurred only where the interruption is not the result of
     (i) the negligence or acts of Skypath,Inc or its agents; (ii) the failure or malfunction of non- Choice One equipment or systems; (iii) a Force Majeure event as set forth in Article 18; or (iv) a Planned Service Outage. Credits for a Service Outage will be granted only if (a) Skypath,Inc or End-User, if applicable, affords Choice One full and free access to Skypath,Inc's premises to make appropriate repairs; and (b) Choice One is not impeded in its efforts to repair, maintain, or test the equipment by Skypath,Inc's unreasonable demand to continue use of the Services on an impaired basis. A Service Outage begins when the Skypath,Inc reports Services, or a facility or circuit to be interrupted and releases it for testing and repair. A Service Outage ends when the Services, facility or circuit is operative. If the Skypath,Inc reports Services or a facility or Circuit to be inoperative but declines to release it for testing and repair, it is considered to be impaired, but shall not be deemed a Service Outage. Skypath,Inc must request a credit allowance for a Service Outage within thirty (60) days after the Service Outage occurs or any claim for an allowance is waived. Unless otherwise specifically stated, Service Outages are not aggregated for purposes of determining the credit allowance.

12.2 For any Service Outage occurring on facilities provided by Choice One, Choice One will grant to Skypath,Inc the following credits toward future payments:

     (a) If the Service Outage lasts for less than 24 hours, Skypath,Inc shall receive no credit allowance;

     (b) If the Service Outage lasts for at least 24 hours but no longer than three full 24 hour periods, Skypath,Inc shall receive a credit allowance equal to 1/30th of the monthly fee for each continuous 24 hour period of interrupted service; and

     (c) If the Service Outage lasts for more than three full 24 hour periods, Skypath,Inc shall receive a credit allowance of 2/30 of the monthly fee for the interruption of the service for each 24 hour period of the Service Outage over three full 24 hour periods.

12.3 Choice One's total liability for credits for interrupted service under this paragraph 12.2 shall not exceed, in any one month, 100% of the Monthly Recurring Line charges for the effected DSL Circuits.

                      ARTICLE 13 - CONFIDENTIAL INFORMATION

During the term of this Agreement, both parties agree not to disclose Confidential Information (as defined herein) of the other party except to their employees, attorneys, accountants, or financial institutions on a strict need-to-know basis, and only after advising them of the contents of this Paragraph and obtaining such agreement to abide thereby. "Confidential Information" means all information relating to either party of its affiliates other than information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its representative(s), (ii) was available to the receiving party or its representative(s) on a non-confidential basis prior to the effective date of this Agreement, (iii) is independently developed by the receiving party or its representative(s) without the use of Confidential Information provided by the other party, or (iv) becomes available to the receiving party of its representative(s) on a non-confidential basis from a source other than the other party, provided that such source is not bound by a confidentiality agreement with, or obligation to, the other party. Except as provided above or as may be otherwise required by law, a party hereto shall notify the other party prior to the release of any Confidential Information. Notwithstanding anything herein to the contrary, the confidentiality provisions shall survive the breach or termination of this Agreement.

                      ARTICLE 14 - TERM AND RENEWAL OPTIONS

The term of this Agreement shall commence on the date this Agreement is made and entered into, and terminate twenty four (24) months following the execution of this Agreement. The term of the Agreement will automatically be renewed for an additional 12 month period and for successive 12 month periods thereafter unless one of the Parties gives written notice at least sixty (60) days prior to the end of the then current term that the Agreement will not be automatically renewed; provided, however, that in the event the period of time for a particular Service or Services to be provided by Choice One to Skypath,Inc pursuant to the ordering provisions described in Article 2.1 herein extends beyond the effective date of termination, such Service shall remain in effect for the agreed upon time of Service, subject to all of the terms and conditions of this Agreement as if it were still in effect with respect to such Service.

                   ARTICLE 15 - TERMINATION FOR CONVENIENCE

The first six months of this Agreement shall be considered a Beta period ("Beta Period"), during which Skypath,Inc or Choice One may terminate this Agreement without cause with thirty (30) days notice and not be subject to any Termination Charge.

                       ARTICLE 16 - EFFECT OF TERMINATION

Upon expiration or termination of this Agreement, Choice One will continue to maintain all existing Skypath,Inc DSL Circuits and provide Services pursuant to the terms hereof, provided that Skypath,Inc continues to pay all applicable fees therefor and complies with any additional terms and conditions requested by Choice One. Any accrued rights to payment, any remedies and Articles 4,

6,8,9,11,16, 17 and Exhibit A will survive any expiration or termination of this Agreement.

                           ARTICLE 17 - FORCE MAJEURE

In no event shall a Party have any claim or right against the Other Party for any failure of performance due to causes beyond its reasonable control ("Force Majeure Event"), including but not limited to: acts of God, fire, flood or other catastrophes; any law, order regulation, direction, action or request of the United States Government, or of any other government, including state and local governments having or claiming jurisdiction over Choice One or of any department, agency, commission, bureau, corporation, or other instrumentality of any federal, state, or local government, or of any civil or military authority; national emergencies; unavailability of materials or rights-of-way; insurrections; riots, wars; or strikes, lock-outs, work stoppages, or other labor difficulties. Either Party shall have a right to terminate, without incurring any termination liability, all or any portion of the affected Services if a Force Majeure Event continues for sixty (60) days; provided that the Party seeking to terminate the Agreement under this provision gives notice of such termination at least thirty (30) days in advance.

                            ARTICLE 18 - IMPOSITIONS

Each Party shall be fully responsible for the payment of any and all governmental surcharges and fees and taxes required by law to be paid by that Party. Skypath,Inc shall provide an adequate exemption certificate for any Service it requests to be exempt from applicable taxes.

                            ARTICLE 19 - REGULATIONS

Each Party  represents  that it is not  currently  aware of any facts that would justify a complaint to the Federal Communications Commission or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement. The Parties also agree that in the event of a decision by a telecommunications regulatory authority at the federal, state or local level necessitates modifications in this Agreement, the Parties will negotiate in good faith to modify this Agreement in light of such decision.

                           ARTICLE 20 - MISCELLANEOUS

20.1 This Agreement does not constitute either Party as the agent or legal representative of the other Party and does not create a partnership or joint venture between Skypath,Inc and Choice One. Neither Party shall have any authority to agree for or bind the other Party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

20.2 The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not be considered the waiver of any other term or condition of this Agreement.

20.3 No subsequent  agreement among the Parties  concerning the Service shall be
     effective  or  binding   unless  it  is  made  in  writing  by   authorized
     representatives of the Parties.

20.4 This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof.

20.5 If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

20.6 This Agreement for Service is made pursuant to and shall be construed and enforced in accordance with the laws in force in the State of New York, excluding its law concerning conflicts of laws. The parties consent to exclusive personal jurisdiction and venue of New York Federal and/or State Courts. Any action arising under the Agreement shall be brought in a Federal or State Court located in Monroe County, New York.

                           ARTICLE 21 - ASSIGNABILITY

Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that no consent shall be required for assignment by Choice One to an entity that either controls, is controlled by or is under common control with Choice One; provided, further, however that no consent shall be required for assignments by
Skypath,Inc to an entity that either controls, is controlled by, or is under common control with Skypath,Inc. Notwithstanding the foregoing, in the event this Agreement is assigned by Skypath,Inc to any other party, by assignment operation of law; or to any entity which succeeds to all or substantially all of such Party's assets whether by merger, sale or otherwise, which party, prior to the assignment, has an agreement (the "Prior Agreement") with Choice One or its successor in interest or any of its affiliates for the provision of services, the services being provided shall continue to be governed by the Prior Agreement, and the Service provided hereunder shall continue to be governed by this Agreement, each without effect on the other.

                              ARTICLE 22 - NOTICES

Notices under this Agreement shall be in writing and delivered by overnight in-hand delivery, return receipt requested, to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt or refusal thereof by the receiving Party:

If to Skypath,Inc:      _______________________________
                        Attn: General Counsel
                        _______________________________

                        _______________________________

If to Choice One:       Choice One Communications
                        100 Chestnut St. Suite 700
                        Rochester, NY 14604
                        Attn: General Manager, Wholesale Services

      With a copy to:   Choice One Communications
                        100 Chestnut St. Suite 700
                        Rochester, NY 14604
                        Attn: General Counsel

                         ARTICLE 23 - DISPUTE RESOLUTION

Except for action seeking a temporary restraining order or injunction, or suit to compel compliance with this dispute resolution process, the Parties agree to use the dispute resolution procedures set forth in this Article 23 with respect to any controversy or claim arising out of or relating to this Agreement or its breach. For a period of forty-five (45) days after notice from either Party, the Parties shall attempt in good faith to resolve the dispute by direct negotiation of representatives of the Parties. If the Parties do not resolve the dispute through negotiation within such forty-five (45) day period, either Party may proceed with any remedy available.

              ARTICLE 24 - ACCEPTABLE USE AND SECURITY POLICIES

Skypath,Inc and its customers shall comply with Choice One's Acceptable Use and Security Policies (collectively, the "Policy"), which Policy Choice One may modify at any time. The current, complete Policy, which is made a part of this Agreement, is available for review at http://www.choiceonecom.com/aup.html . Choice One reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Skypath,Inc. Choice One reserves the right to suspend the service or terminate the Agreement effective upon notice for a violation of the Policy. Skypath,Inc agrees to indemnify and hold harmless Choice One from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the Service, including any Claim which, if true, would constitute a violation of the Policy.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Skypath,Inc:                              CHOICE ONE COMMUNICATIONS, INC.:


/s/                                       /s/
------------------------------            ------------------------------

                                    EXHIBIT A

                                     PRICING

Part I: Individual DSL Circuits
     This cost represents the cost of each end-user line from the End-User Demarc to the Internet, including the local loop, DSLAM and transport from the end-office to the Regional Switching Center.


Monthly Recurring Line Charges (with Internet Service)

Business Customers:  SDSL

128KB $65
256KB $90
384KB $115
512KB $135
640KB $145
768KB $155
1.0KB $175

Residential Customers:  SDSL
128  $55
256  $65
384  $75
512  $85
768  $100



Choice One agrees to consider, in good faith, a request by Customer for adjustments to the pricing schedule as needed for competitive market reasons. In addition, every six months from the date of this Agreement, Customer may review and renegotiate the current pricing based upon Customer's current volume. Any modification or amendment to the pricing schedule must be mutually agreeable to both parties, and must be signed by both parties. Both parties agree that should the parties be unable to agree upon a modified pricing schedule, such dispute shall not be subject to the dispute resolution provision of the Agreement nor shall the failure to agree to a modification be deemed a breach of the Agreement or result in a termination of the Agreement.


Non-Recurring Charges(per line):

With No Wire Extension Service: $100

With Residential Wire Extension: $140
With Commercial Wire Extension: $190

Moves, Adds, Changes: $150 per order (with the exception of orders for increased DSL speed requiring no equipment changes)


End Bill Date

     The end bill date ("EBD") for a Circuit shall be no less than thirty (30) days after Choice One's confirmed receipt of Skypath,Inc's request for termination, notwithstanding that the Circuit may be terminated prior to the EBD.


Cancellation Charges.

     There will be no  cancellation  charges  or  termination  liability  if the
Circuit  is  canceled  prior  to  Choice  One's   commencement  of  installation
activities for such Circuit. If any Service is canceled after commencement of installation activities for such Circuit but prior to activation of the Circuit, Skypath,Inc shall pay one (1) month's recurring charges and the associated non-recurring charge. If Service for a Circuit is cancelled after activation, Skypath,Inc shall pay for the monthly recurring charges for that circuit up until the effective date of disconnect, which will be no less than thirty (30) days from receipt of a complete and accurate Disconnect Service Order.

                                    EXHIBIT B

                SERVICE ORDER FORMS, PROCEDURES AND INTERVALS

As used in this Exhibit, "shall" or "will" with respect the performance of Choice One shall mean "use its best efforts to." The intervals identified in this Exhibit are averages, generally applicable to the Services identified, and may vary according to capacity constraints.

1. The Wholesale DSL Line Order Form is attached herein as part of this Exhibit:

2. The Order Process Flow for adding new DSL Circuits is as follows:

     >> Skypath,Inc will provide Choice One with a completed Wholesale DSL Line Order Form.

     >>   Choice One will submit the order to the serving ILEC.

     >>   Upon receipt of  qualification  status and FOC from the ILEC (normally
          within  3  days),   Choice  One  will  forward  this   information  to
          Skypath,Inc.

     >> Choice One will provide Skypath,Inc with at least one static IP address per DSL circuit. Up to four additional static IP addresses per line will be provided to Skypath,Inc upon request with no justification required and at no additional cost .

     >> When ILEC delivers the circuit, Choice One will, connect the circuit to the DSLAM and coordinate with Skypath,Inc to test the DSL circuit upon installation of the DSL Modem by Skypath,Inc, End-User or a third party vendor.

     >> Choice One will test the circuit for ordered speed as well as the maximum speed the circuit can handle.

     >> Choice One will notify LOA in writing that the circuit has been installed and tested and shall advise LOA of the speed.

     >>   Upon acceptance a start of service date shall be established.

     >>

>>   Total expected interval: 22 business days

                                    EXHIBIT C

                      CHOICE ONE REGIONAL SWITCHING CENTERS

ALBANY
      80 State St , 7th Floor, Albany, NY

BUFFALO
      350 Main St; Main Place Tower 5th Floor Buffalo, NY

HARTFORD
      90 State House Square, Tower 2 Floor, Hartford, Ct

MANCHESTER
      Hesser Center; 25 Sundial Avenue, Suite L01W, Manchester, NH

NEW HAVEN
      55 Church Street, 2nd Floor, New Haven Ct

PITTSBURGH
      Center City Tower, 650 Smithfield St, 8th Floor, Pittsburgh, PA

PROVIDENCE
      121 South Main St; 2nd Floor; Providence, RI

ROCHESTER
      100 Chestnut St, HSBC Building; 2nd Floor; Rochester, NY

SPRINGFIELD
      STCC Technology Park, One Federal St, Building   111-3 , Springfield, MA

SYRACUSE
      One Lincoln Center; 110 West Fayette St; 7th Floor; Syracuse, NY

WORCESTER
      474 Main St., Neescom Exchange Building, Worcester, MA

HARRISBURG
      301 Chestnut Street, Pennsylvania Place, Harrisburg, Pa 17101

WILKES-BARRE
      1090 Hanover St, Hanover Industrial Estates, Wilkes-Barre, Pa 18702

ALLENTOWN
      Iron Run Corporate Center, 7150 Windsor Drive, Suite 4, Allentown, Pa
      18106

                                    EXHIBIT D

                         Inside Wire Service Description

To extend the DSL service from the demarcation point to the specified jack location, Choice One or Choice One's contractor will cross-connect the DSL connection to an existing available inside wire pair. If no existing inside wire is available, Choice One or Choice One's contractor will perform a simple wire extension as set forth below:

Commercial Wire Extension Service: Simple wire extension, jack mount, connection and test

     1.)  Choice One will extend the wire up to 200 feet

     2.) Choice One will perform a simple demarc extension through drop ceiling (no conduit or coring required)

     3.) Choice One will either fish wire and terminate a jack if it is a fishable wall or run wire through wire mold from ceiling to jack.

     4.) Choice One will connect the jack with the incoming DSL line at the demarcation point and perform a green light test of the DSL line for functionality.

Note: Choice One does not offer a non-standard or complex installation. This would include any installation which involving snaking walls or installation on an inside wall or additional steps to meet unique or more stringent requirements of the building owner. Determination of what constitutes a simple or complex installation shall be made by Choice One's contractor. Such installation may be available directly from Choice One's contractors through a direct business relationship with Customer.

Residential Wire Extension Service: Wire extension, jack mount, connection and test

     1.) Choice One will extend wire from the telephone company demarcation point to any outside wall on the first or second floor of the end user's residence, or at a sensible location based on accessibility and determination of Choice One, which may include connecting an existing inside wire, not currently in use, with the incoming DSL line .

     2.) Choice One will then drill into the residence and mount an RJ11 jack from the inside. The jack must be located on the inside of an outer wall, at or near the point of entry into the home, or at a sensible location based on accessibility and determination of Choice One.

     3.)  Choice One will seal the hole with Fire Stop or a similar product.

     4.) Choice One will connect the extended wire to the new DSL line at the demarc and perform a green light functionality test of the DSL line.

                                    EXHIBIT E

                                 DEMAND FORECAST




                                  #DSL Circuits
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Choice One End Office          Month 1     Month 2    Month 3      Avg Speed
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                                     E-100